EXHIBIT 4.6


NEITHER THIS WARRANT NOR THE STOCK FOR WHICH IT MAY BE EXERCISED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT AS PROVIDED IN ARTICLE IV, UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM.

                             UNIVERSAL HEIGHTS, INC.

                          COMMON STOCK PURCHASE WARRANT

            This certifies that, for value received, Steven Guarino, or his registered assignee ("Holder") is entitled to subscribe for and purchase from Universal Heights, Inc. ("Company"), a corporation organized and existing under the laws of the State of Delaware, 100,000 shares ("Warrant Shares") (subject to adjustment as set forth in Article II below) of Common Stock of the Company, par value $0.01 per share ("Common Stock"), at the exercise price of $2.00 per share ("Exercise Price"), at any time and from time to time beginning on the second anniversary of the date of issuance of this Warrant, in whole or in part, and on or before April __, 1999 ("Expiration Date"), upon written notice from the Holder to the Company ("Notice") and subject to the terms provided herein.

            Capitalized terms used herein, and not otherwise defined, shall have the meanings specified in Article IV. This Warrant is subject to the following provisions, terms and conditions:

                                    ARTICLE I

                         EXERCISE; RESERVATION OF SHARES

            Section 1.01. WARRANT EXERCISE. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but in increments of not less than 25,000 Warrant Shares), upon Notice, by the surrender at the principal office of the Company of this Warrant on or after the second anniversary of the date of issuance hereof together with a duly executed subscription in the form annexed ("Subscription Form") and accompanied by payment, in certified or immediately available funds, of the Exercise Price for the number of Warrant Shares specified in the Subscription Form. The shares so purchased shall be deemed to be issued to the Holder (unless contrary instructions are provided on the Subscription Form) as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as hereinabove provided. No fractional shares or script representing fractional shares shall be issued upon exercise of this Warrant and the number of shares which shall be issued upon such exercise shall be rounded to the nearest whole share without the payment or receipt of any additional consideration.

            Section 1.02. CERTIFICATES. Certificates for the shares purchased pursuant to Section 1.01 shall be delivered to the Holder within a reasonable time, after the rights represented by this Warrant shall have been so exercised, and a new Warrant in the name of the Holder representing the rights, if any, which shall not have been exercised with respect to this Warrant shall also be delivered to such Holder within such time, with such new Warrant to be identical in all other respects to this Warrant. The term "Warrant," as used herein, includes any Warrants into which this Warrant may be divided or combined and any subsequent Warrants issued upon the transfer or exchange or reissuance upon loss (after provision of appropriate indemnification) hereof.

            Section 1.03. RESERVATION OF SHARES. The Company represents, warrants, covenants and agrees:

                  (a) That all shares of Common  Stock  which may
             be issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

                  (b) That  during  the  period  from  which  the
            rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of to provide for the exercise of the rights represented by this Warrant; and

                  (c) If the Common Stock is listed on any national securities exchange or similar trading market, the shares of Common Stock which may be issued upon exercise of this Warrant will also be listed on such exchange subject to notice of issuance.

                                   ARTICLE II

                                   ADJUSTMENTS

            Section 2.01. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.


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


            (a) CAPITAL EVENTS. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (in any instance, a "Capital Event") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for their Common Stock, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of such shares of stock, securities or assets (including cash) as may have been issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such Capital Event not taken place.

            (b) PRESERVATION OF VALUE. In the case of any Capital Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of the rights represented hereby.

            (c) OBLIGATION EXPRESSLY ASSUMED. The Company shall not effect any consolidation, merger or sale of all or substantially all of its assets, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation into or for the securities of which the previously outstanding stock of the Company shall be changed in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to the registered Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon exercise of this Warrant, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

            Section 2.02. SUBDIVISION OR COMBINATION OF STOCK. In the event that the Company shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased. In the event that the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased. Any such increase or decrease, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination, as the case may be, becomes effective.

            Section 2.03. EQUITABLE ADJUSTMENT. In the event the Company shall participate in any extraordinary corporate event or transaction not otherwise provided for herein, including a so-called issuer self-tender, there shall be made an equitable and proportionate adjustment in the number of shares issuable upon exercise of this Warrant and the Exercise Price consistent with the principles of other such adjustments provided for in this Article II.

            Section 2.04. ADDITIONAL COMMON STOCK. In the event the Company shall within six months from the date hereof issue any additional shares of Common Stock (other than through a stock subdivision or split covered by Section 2.02, a dividend upon the Company's Common Stock payable in stock covered by
Section 2.03 or pursuant to any existing right to purchase or acquire shares of Common Stock of the Company) for a consideration per share of less than $1.00, then the Exercise Price of the $2.00 Warrants shall be reduced to the price at which the Company issued or sold such shares of Common Stock.

            Section 2.05. TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any subsidiary of the Company, and the disposition of any such shares (other than between the Company and any such subsidiary or between any such subsidiaries) shall be considered an issue or sale of Common Stock for purposes of this Article II.

            Section 2.06. MINIMUM ADJUSTMENT. No adjustment in the number of shares which may be issued upon exercise of this Warrant as provided in this
Article II shall be required unless such adjustment would require an increase or decrease in such number of shares of at least five percent (5%) of the then adjusted number of shares of Common Stock which may be issued upon exercise of this Warrant; provided, however, that any such adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, that if the Company shall at any time subdivide or combine the outstanding shares of Common Stock or issue additional shares of Common Stock as a dividend, said percentage shall forthwith be proportionately adjusted so as to appropriately reflect the same.

            Section 2.07. RECORD DATE. In the event that the Company shall not take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in Common Stock, then such record date shall be deemed for the purposes of this Article II to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend.

            Section 2.08. TAX ADJUSTMENT. The Company may make such increases in the number of shares of Common Stock purchasable upon exercise hereof, in addition to those required by this Article II, as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

            Section 2.09. OFFICER'S CERTIFICATE. Whenever there shall be any adjustment as provided in this Article II, the Company shall forthwith file with its Secretary and retain in the permanent records of the Company, an officer's certificate showing the adjustment determined as provided in this Article II, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional or fewer shares of Common Stock, and such other facts as may be reasonably necessary to show the reason for and the method of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

            Section 2.10. NOTICE OF ADJUSTMENT. Upon any adjustment of the number of shares which may be issued upon exercise of this Warrant, the Company shall give notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the number of shares which may be issued upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            Section 2.11. DEFINITION OF "COMMON STOCK". As used in this Article II, the term (i) "Common Stock" shall mean and include all of the Company's authorized Common Stock of any class as constituted on the effective date hereof, and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                                   ARTICLE III

                  TRANSFER RESTRICTIONS; REGISTRATION RIGHTS

            Section 3.01. SECURITIES LAW TRANSFER RESTRICTIONS. By taking and holding this Warrant, the Holder (i) acknowledges that neither this Warrant nor any shares of Common Stock which may be issued upon exercise of this Warrant have been registered under the Securities Act or any applicable state securities or blue sky law (collectively, "Securities Laws"); and (ii) agrees not to sell, transfer or otherwise dispose of this Warrant or any such shares of Common Stock without such registration unless the sale, transfer or disposition can be effected without such registration and in compliance with the Securities Laws. Any certificate for shares of Common Stock issued upon exercise of this Warrant shall bear an appropriate legend describing the foregoing restrictions.

            Section 3.02. PROVISION OF INFORMATION BY HOLDER. The Holder shall make available to the Company such written information, presented in form and content satisfactory to the Company, as the Company may reasonably request, from time to time, in order to make the determination provided for in Section 3.01.

                                   ARTICLE IV

                                  MISCELLANEOUS

            Section 4.01. TRANSFER OF WARRANTS. Subject to Article III, this Warrant and any shares of any Stock obtained upon exercise of this Warrant may be transferred at the principal office of the Company by registration in the stock books of the Company maintained for such purpose upon delivery to the Company of a duly executed assignment in the form annexed ("Assignment Form").

            Section 4.02. NOTICES. Any notice or communication to be given pursuant to this Warrant shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States mail, postage prepaid. Notices to the Company shall be addressed to the Company's principal office. Notices to the Holder shall be addressed to the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person, or, if mailed, at midnight on the fifth business day after mailing.

            Section 4.03. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the original Holder for any issuance tax in respect thereof, provided that the

Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant exercised.

            Section 4.04. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

            Section 4.05 CURRENT INFORMATION. The Company shall cause copies of all financial statements and reports, proxy statements and other documents which are provided to its shareholders to be sent by first class mail, postage prepaid, on the date of mailing to such shareholders, to the Holder at the address reflected in the records of the Company.

            Section 4.06. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

            Section 4.07. HEADINGS; INTERPRETATION. The section headings used herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Warrant. When used in this Warrant, the term "including" shall mean "including, without limitation by reason or enumeration".

            Section 4.08. SUCCESSORS. The covenants, agreements and provisions of this Warrant shall bind the parties hereto and their respective successors and permitted assigns.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be issued this ____ day of April, 1997.




ATTEST:                                   UNIVERSAL HEIGHTS, INC.



By:________________________               By:_______________________________

Title:_____________________               Title:____________________________

                                SUBSCRIPTION FORM


                 TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT


            The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ____________ shares of Common Stock of Universal Heights, Inc. which may be issued under this Warrant and herewith delivers the sum of $____________ in full payment of the Exercise Price for such shares, all on the terms and conditions specified in this Warrant. Such shares are to be registered in the name of the registered holder of this Warrant unless contrary instructions are herein given and certificates evidencing such shares are to be delivered to it/him/her at the address reflected in the records of the Company unless contrary instructions are herein given.

Register shares in the name of

--------------------------------------------------------------------------------

Deliver certificates to

--------------------------------------------------------------------------------


Dated:  _________________                    ___________________________________
                                             (Signature of Registered Owner)


                                             -----------------------------------
                                             (Street Address)


                                             -----------------------------------
                                             (City)         (State)   (Zip Code)

                                 ASSIGNMENT FORM
                                 ---------------


                 TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT


            For value received, the undersigned,_________________ ________ hereby sells, assigns and transfers unto _____________ _____________, whose address is _______________________________ ______________, the right to purchase
Common Stock of Universal Heights, Inc. represented by this Warrant to the extent of __________ shares, as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________, Attorney-in-Fact, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:  _________________                ___________________________________
                                         (Signature of Registered Owner)


                                         -----------------------------------
                                         (Street Address)


                                         -----------------------------------
                                         (City)          (State)  (Zip Code)




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